Exhibit 99.1

Investor Presentation May 2013

Contacts 1 Michael P. Daly Chairman, President & CEO mdaly@berkshirebank.com 413-236-3194 David H. Gonci Capital Markets Director dgonci@berkshirebank.com 413-281-1973 Allison P. O’Rourke VP, Investor Relations Officer aorourke@berkshirebank.com 413-236-3149

Who We Are Full Service Regional Bank with a distinctive brand and culture, strong middle market opportunities and a solid track record for results 2 Retail Banking Insurance & Wealth Management Commercial Banking

Who We Are Assets: $5.2 billion Loans: $3.9 billion Annualized Revenue: $225 million Deposits: $4.1 billion AUM: $1.2 billion Branches: 73 plus 10 lending offices Footprint: New England and Central New York Shareholders’ Equity: $674 million Market Capitalization: $670 million NYSE: BHLB 3

4 Recent Initiatives Completed and integrated CBT and Beacon mergers Opened 4 new branches Recruited commercial lending teams in Eastern MA, Syracuse and Hartford On-boarded Eastern MA mortgage banking operation Completed Core Systems Conversion and follow on Six Sigma projects Transferred our stock listing to the NYSE and held Investor Day

Build Shareholder Value Invest in People & Infrastructure Demonstrate Disciplined Growth Drive Profitability 5 Strategy

Invest in People & Infrastructure AMEB Culture Creates Success Focused on hiring experts and building depth across the organization Performance driven culture managed by scorecards and 360 reviews RIGHT values encouraged and rewarded Larry Bossidy, Execution “If you don’t get the people process right, you will never fulfill the potential of your business.”

Invest in People & Infrastructure Disciplined recruitment of commercial lending teams in middle-market space drives profitability 7 Albany Team ABL Team Central MA Team Hartford Team Syracuse Team Eastern MA Team Key Characteristics Established, well respected teams formerly attached to large banks focused outside of our regions Solid relationships within community Breakeven within first year

Invest in People & Infrastructure Continuous Six Sigma projects Upgraded core operating systems Better data mining leading to better analytics Elaborate scorecarding as basis for performance management Regional headquarters with local management 8 We maintain financial and operating discipline with scalable systems

Demonstrate Disciplined Growth 9 Decision making for loans, investments and M&A guided by financial and risk disciplines ROE Interest Rate Sensitivity Asset Quality Leverage Liquidity

Demonstrate Disciplined Growth 10 As we build our franchise, we are focused on organic revenue growth and opportunities across our footprint 0 10 20 30 40 2008 2009 2010 2011 2012 Cumulative Organic Growth (%) Loans Deposits 35% 25% Note: Organic growth excludes acquisitions, divestitures and discontinued operations.

Demonstrate Disciplined Growth 11 Our focus on commercial business loan growth has paid off with consistent returns $618 $ Millions 52 % Organic Growth 0 100 200 300 400 500 600 700 10Q4 11Q1 11Q2 11Q3 11Q4 12Q1 12Q2 12Q3 12Q4 13Q1 Acquired Organic

Demonstrate Disciplined Growth 12 Diversifying our revenues with a focus on commercial lending and fee business growth 74% 9% 8% 5% 4% Revenue Mix Net Interest Income Loan Fees Deposit Fees Insurance Wealth Management 32% 36% 16% 16% Loan Mix Residential Mortgages Commercial Real Estate Commercial Business Consumer Note: All data based on Q1 2013

Demonstrate Disciplined Growth Four bank mergers in the last two years Double digit organic growth EPS accretion from combined strategies Ongoing accretion of tangible book value (TBVPS) Increased float & market cap due to shares issued 13 $ millions 12/31/10 Acquired Banks All Other Changes 12/31/12 Total assets 2,881 2,160 256 5,297 Loans 2,142 1,652 195 3,989 Deposits 2,204 1,511 385 4,100 Tangible equity 214 141 34 393 TBVPS $15.22 $13.38 N/A $15.63 Shares (thousands) 14,076 10,677 395 25,148 FY10 Q412 Ann. Revenues $107 $91 $35 $233 Core EPS $1.00 $0.46 $0.70 $2.16 Growth 2010 - 2012 Note: Acquired banks were Rome Bancorp, Legacy Bancorp, The Connecticut Bank and Trust Company and Beacon Federal Bancorp. Acquired bank financial data is based on data recorded at acquisition and revenues are last twelve months recurring revenues based on most recent quarterly financial statements filed before acquisition. TBVPS for acquired banks is combined with Berkshire 12/31/10 data and is adjusted for after-tax 3/31/13. Acquired bank core EPS accretion of $0.46 is based on management estimates at time of merger announcements. Berkshire shares are based on end of period shares outstanding. See appendix for GAAP EPS and TBV measures and reconciliation.

Demonstrate Disciplined Growth 14 We maintain positive operating leverage by growing revenues and managing expenses $ Millions Core Revenue and Core Expense Note: See end note about non-GAAP measures 0 10 20 30 40 50 60 70 11Q1 11Q2 11Q3 11Q4 12Q1 12Q2 12Q3 12Q4 1Q13 Core Revenue Core Expense $34 $57

Drive Profitability 15 Greater Efficiency 55 60 65 70 11Q1 11Q2 11Q3 11Q4 12Q1 12Q2 12Q3 12Q4 13Q1 Core Return on Assets 103bp 30 40 50 60 70 80 90 100 11Q1 11Q2 11Q3 11Q4 12Q1 12Q2 12Q3 12Q4 13Q1 Efficiency Ratio 57.1% Our Efficiency Ratio and Core ROA have shown marked improvements over the last two years Driving towards a 55% Efficiency Ratio and Core Return on Assets of >1.10% Note: See end note about non-GAAP measures

Drive Profitability 16 20 30 40 50 60 54¢ Core EPS Growth Core Return on Equity Focused on achieving double digit Core ROE and double digit Core EPS growth 0 2 4 6 8 10 8.1% Note: See end note about non-GAAP measures

Our Financial Goals & Objectives 17 Double digit annual EPS growth Return on assets > 1.10% Return on equity > 10% Return on tangible equity >15% Efficiency ratio < 55% Positive Operating Leverage Loan growth Expense management Process improvement Competitive dividend Drive Profitability

Why Invest in Us Strong financial condition Diversified income drivers Established footprint in attractive markets Experienced leadership team AMEB culture Well positioned for growth Increasing shareholder returns 18

Appendix 19

Financial Performance & Goals 20 2010 2011 2012 2013 Q1 Financial Goals Core revenue growth 9% 31% 40% 38% 7 - 10%+ ann Net interest margin 3.28% 3.57% 3.62% 3.73% 3.30 - 3.50%+ Fee income/revenue 28% 24% 26% 25% 25 - 30%+ Efficiency ratio 71% 63% 59% 57% 53 - 57% Core ROA 0.51% 0.80% 0.98% 1.03% 1.10%+ Core ROE 3.6% 5.8% 7.5% 8.1% 10.0%+ Core ROTE 7.6% 11.3% 13.8% 14.6% 15.0%+ Core EPS annualized $1.00 $1.54 $1.98 $2.16 10%+ann growth Dividends/share ann. $0.64 $0.65 $0.69 $0.72 N/A Tangible BV per share $15.22 $15.53 $15.63 $15.87 $18.00+ Note: Financial goals are targeted run rate at end of 2015 and beyond. See GAAP measures and reconciliation on next page.

BERKSHIRE HILLS BANCORP BHLB LISTED NYSE
21

Non-GAAP Reconciliation

(Dollars in thousands)		2010	2011	2012	2013 Q1
Net income		$ 13,615	$ 17,348	$ 33,188	$ 10,465
Gain on securities and other nonrecurring gains		-	(2,113)	(1,485)	-
Non-recurring and merger related expense		447	19,928	18,019	5,064
Income taxes		(87)	(6,547)	(6,114)	(2,042)
Net (income) loss from discontinued operations		-	(914)	637	-
Total core income	(A)	13,975	27,714	44,245	13,487
Amortization of intangible assets (after tax)		1,813	2,542	3,203	826
Total core tangible income	(B)	$ 15,788	$ 30,256	$ 47,448	$ 14,313
Total non-interest income		$ 29,751	$ 35,803	$ 54,056	$ 14,798
Gain on securities and other nonrecurring gains		-	(2,113)	(1,485)	-
Net interest income		76,947	106,520	143,388	41,937
Total core revenue		$ 106,698	$ 140,210	$ 195,959	$ 56,735
Total non-interest expense		$ 82,137	$ 116,442	$ 140,806	$ 39,483
Less: Non-recurring and merger related expense		(447)	(19,928)	(18,019)	(5,064)
Total core non-interest expense		$ 81,690	$ 96,514	$ 122,787	$ 34,419
(Dollars in millions)					
Total average assets	(C)	$ 2,743	$ 3,484	$ 4,532	$ 5,240
Total average equity	(D)	383	476	586	666
Total average intangible assets		174	207	242	273
Total average tangible equity	(E)	$ 209	$ 269	$ 344	$ 393
Total stockholders' equity, period-end		$ 387	$ 552	$ 667	$ 674
Less: Intangible assets, period-end		(173)	(223)	(274)	(273)
Total tangible stockholders' equity, period-end	(F)	$ 214	$ 329	$ 393	$ 401
Total shares outstanding, period-end (thousands)	(G)	14,076	21,148	25,148	25,254
Average diluted shares outstanding (thousands)	(H)	13,896	17,952	22,329	25,136
Core return on assets	(A/C)	0.51 %	0.80 %	0.98 %	1.03
Core return on equity	(A/D)	3.65	5.76	7.52	8.10
Core return on tangible equity	(B/E)	7.57	11.27	13.78	14.57
Core earnings per common share, diluted	(A/H)	$ 1.00	$ 1.54	$ 1.98	$ 0.54
Tangible book value per share, period-end	(F/G)	$ 15.22	$ 15.53	$ 15.63	$ 15.87
GAAP return on assets		0.50 %	0.50 %	0.73 %	0.80
GAAP return on equity		3.55	3.64	5.66	6.28
GAAP earnings per common share, diluted		$ 0.98	$ 0.97	$ 1.49	$ 0.42
GAAP book value per share, period-end		$ 27.52	$ 26.09	$ 26.53	$ 26.68

America's Most Exciting Bank®
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Forward Looking Statements. This document contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include statements about anticipated financial results. Forwardlooking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements made in this document. NON-GAAP FINANCIAL MEASURES. This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger and other non-recurring costs. These measures are commonly used by investors in evaluating business combinations and financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring merger and systems conversion related expenses. Reconciliations are in earnings releases at www.berkshirebank.com. 22

If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com Committed to the RIGHT core values: Respect Integrity Guts Having Fun Teamwork